Exhibit 99.1

KCS Contact: Ginger Adamiak, 816-983-1501, gadamiak@kcsouthern.com

Kansas City Southern Announces Conversion of Outstanding Series D Preferred Stock into Common Stock

Kansas City, MO, March 1, 2011 – Kansas City Southern (KCS) (NYSE:KSU) announces that the conditions required for conversion of KCS’s 5.125% Cumulative Convertible Perpetual Preferred Stock, Series D (the “Preferred Stock”) have been met. The Certificate of Designation for the Preferred Stock provides that KCS may cause the Preferred Stock to be converted into Common Stock at any time after February 20, 2011, if (a) the closing sale price of the Common Stock multiplied by the conversion rate then in effect (33.3333 shares) equals or exceeds 130% of the liquidation preference ($1,000) for at least 20 trading days in a consecutive 30 trading day period, including the last trading day of such 30 trading day period and (b) the Company has paid all accumulated and unpaid dividends on the dividend payment date immediately preceding the conversion date. The Company was in compliance with each of these requirements at the close of business on February 28, 2011.

As of March 1, 2011 a total of 194,848 shares of Preferred Stock were outstanding. The conversion date will be March 10, 2011. The Preferred Stock had a cumulative annual dividend requirement of 5.125% on the per share liquidation preference (equivalent to $51.25 per annum per share). The Company will no longer be required to pay a dividend on the Preferred Stock, resulting in annual cash flow savings of approximately $10,762,244.

Headquartered in Kansas City, Mo., KCS is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  KCS’s North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.

This news release contains forward-looking statements that are not based upon historical information. Readers can identify these forward-looking statements by the use of such verbs as “expects,” “anticipates,” “believes” or similar verbs or conjugations of such verbs. Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date of this news release. However, such statements are dependent on and, therefore, can be influenced by, a number of external variables over which management has little or no control, including: domestic and international economic conditions; interest rates; the business environment in industries that produce and consume rail freight; competition and consolidation within the transportation industry; fluctuation in prices or availability of key materials, in particular diesel fuel; labor difficulties, including strikes and work stoppages; credit risk of customers and counterparties and their failure to meet their financial obligation; the outcome of claims and litigation; legislative and regulatory developments; political and economic conditions in Mexico and the level of trade between the United States and Mexico; changes in securities and capital markets; disruptions to the Company’s technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; acts of terrorism or risk of terrorist activities; war or risk of war; and other factors affecting the operation of the business of KCS. More detailed information about these factors may be found in filings by KCS with the Securities and Exchange Commission, including their most recent Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. KCS are under no obligation to, and expressly disclaim any such obligation to, update or alter their forward-looking statements, whether as a result of new information, future events or otherwise.